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                                                                 Exhibit 10.13

                              EMPLOYMENT AGREEMENT

                                  HILTON PLEIN

            This Employment Agreement (the "Agreement") is made to be effective on and as of April 9, 1998, (the "Effective Date") by and between PAPEREXCHANGE.COM, LLC (the "Company"), a Delaware limited liability company, with its Executive Offices at 4 East Fabish Drive, Buffalo Grove, Illinois 60089-7031 and Hilton Plein, ("Employee").

                                    RECITALS

1. The Company wishes to assure itself of the services of Employee for the period provided in this Agreement.

2. Employee is willing to serve in the employ of the Company on a full-time basis for said period.

                              OPERATIVE PROVISIONS

            In consideration of the above recitals, which are incorporated into and are a material part of the operative provisions of this Agreement, and of the promises, covenants and conditions stated herein, Company and Employee agree as follows:


                                       1.
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1.    POSITION AND RESPONSIBILITIES.

      1.1 During the period of Employee's employment hereunder, Employee agrees to serve as Chief Technology Officer. Employee shall render administrative and management services to the Company: (1) as delegated by the Company's Management Board; and (2) as are customarily performed by persons in a similar employment capacity.

2.    TERM.

      2.1 The period of Employee's employment under this Agreement shall be deemed to have commenced on the Effective Date and shall continue for a period of two (2) full years thereafter. At the end of the two (2) year period, this Agreement shall be automatically renewed for consecutive one year renewal terms unless the Company provides written notice of non-renewal at least ninety (90) days prior to the end of the initial two year period; or, if renewed for one or more one-year renewal periods, written notice of non-renewal must be given by Employee or the Company not less than thirty (30) days prior to the end of the then current renewal period.

      2.2 During the period of Employee's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of Employee's business time, attention, skill, and efforts to the faithful performance of Employee's duties hereunder, including activities and services related to the organization, operation and management of the Company and participation in community and civic organizations; provided, however, that, with approval which shall not be unnecessarily withheld, from time to time, Employee may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company, example of which may be set


                                       2.
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forth in an attachment to this Agreement to be initialled when approved by the
Company and Employee. No provision of this Agreement will be construed to be deemed to prevent Employee from making personal investments which do not involve business enterprises competitive with the business of the Company.

3.    COMPENSATION, BENEFITS AND REIMBURSEMENT.

      3.1 The compensation specified under this Agreement shall constitute the salary and benefits paid for Employee's performance of the duties described in
Article 1. The Company shall pay Employee as compensation a salary of not less than $137,500 per year ("Base Salary"). The Base Salary shall be payable in accordance with Company's payroll practices. During the period of this Agreement, Employee's Base Salary shall be reviewed at least annually. Such review shall be conducted and reviewed by the Company's Management Board. No downward adjustment shall be made in the Base Salary without Employee's written approval. If Employee's Base Salary is adjusted after any such annual review, the adjusted Base Salary thereafter shall become the "Base Salary" for purposes of this Agreement.

      3.2 Employee will be eligible for bonus consideration on an annual basis in an amount to be determined in the sole discretion of the Company's Management Board.

      3.3 The Company shall also provide Employee, at no cost to Employee, with a health insurance policy. Without limiting the generality of the foregoing provisions of this Article 3.3, Employee will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident insurance, medical insurance, dental insurance, life insurance, disability insurance, or any other employee benefit plan or arrangement made


                                       3.
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available by the Company to its key executive and management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

      3.4 The Company will secure Employee's election as a director for as long as Employee is employed pursuant to this Agreement.

      3.5 The Company will not, without Employee's prior written consent, make any changes in benefit plans, arrangements or perquisites which would adversely affect Employee's rights or benefits thereunder unless otherwise required by law; provided, however, that the Company may materially reduce or modify benefits and perquisites generally provided to employees on a nondiscriminatory basis and any such reduction shall not constitute a breach of this Agreement.

      3.6 The Management Board will consider a discretionary award of equity options to Employee at least annually.

      3.7 The Company shall pay or reimburse Employee for all reasonable travel, and other reasonable expenses incurred by Employee in performance of Employee's obligations under this Agreement.

      3.8 Company shall grant Employee two (2) weeks of fully compensated vacation per annum under this Agreement.


                                       4.
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4.    TERMINATION WITHOUT CAUSE.

      Either party shall have the right to terminate this Agreement, without cause, upon providing 90 days prior written notice to the other party. If the Company terminates this Agreement without cause, Employee's Base Salary will continue to be paid to Employee for two (2) years.

5.    TERMINATION FOR CAUSE.

      5.1 Either party shall have the right to terminate this Agreement for cause. "Termination for Cause" for Company shall mean termination because of Employee's material failure, gross negligence or willful neglect to perform Employee's stated duties and failure to cure such material failure, gross negligence or willful neglect within ten (10) days after delivery of written notice specifying the alleged material failure or willful neglect, conviction of or pleading guilty or nolo contendere to any crime or offense punishable as a felony, violation of any final cease and desist order pertaining to the affairs of the Company, or any other willful or material breach of this Agreement. For purposes of this Article, no act, or the failure to act, on Employee's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Acts or omissions shall be considered to be done with "gross negligence" if they involve reckless or wanton disregard for the best interest of the Company or its affiliates. "Termination for Cause" for Employee shall mean termination because of Company's material failure to perform the terms of this Agreement.


                                       5.
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      5.2 If Employee cannot perform his duties hereunder due to illness for four (4) consecutive months, Company may terminate this Agreement due to Employee's disability.

6.    NOTICE.

      6.1 Any purported termination of Employee's employment by the Company or by Employee shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

      6.2 "Date of Termination" shall mean the date specified in the Notice of Termination, which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given, except as otherwise provided in Article 5.1.

7.    POST-TERMINATION OBLIGATIONS.

      7.1 The obligation of Company to make all payments and provide all benefits to Employee under the applicable provisions of this Agreement shall be subject to Employee's compliance with Article 8 during the term of this Agreement and for two (2) full years after the expiration or termination thereof.

      7.2 Employee shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation or governmental investigation in which it or any of its subsidiaries or affiliates, is, or may


                                       6.
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become, a party. Employee and Company will mutually establish a reasonable rate of compensation for furnishing such information and assistance. In addition, Employee shall be entitled to be reimbursed for all expenses reasonably incurred thereby.

8.    CONFIDENTIALITY, INTELLECTUAL PROPERTY AND NON-COMPETITION.

      8.1 As used herein "Confidential Information" shall mean all information concerning Company, and its business of providing related services (collectively the "Business") which information is not generally available to the public and is valuable to the business of Company, including, but not limited to, customer lists, customer information, business relationships, trade secrets, technical know-how, processes, methods, techniques, procedures, expertise, software programs, data bases, documentation, financial data, personnel information, marketing strategies and programs, and pricing information, and all other data and information treated by Company as Confidential Information. Confidential Information shall not include any information or data which (1) is available to the public, (2) becomes public information or widely known through no fault of Employee.

      8.2 Employee acknowledges that during the course of Employee's employment with the Company, Employee will have learned or developed in trust and confidence Confidential Information owned by the Company. At all times during Employee's employment with the Company and after the termination thereof, Employee shall maintain the Confidential Information in strict confidence and shall not divulge the Confidential Information to any person,


                                       7.
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corporation or other entity, or use in any manner, or knowingly allow another to have access to the Confidential Information.

      8.3 Employee agrees that, except as required in the performance of Employee's duties, Employee will not, at any time during Employee's employment or any time after the termination of Employee's employment, use, publish, or otherwise disclose in any way to any person, firm or corporation any Confidential Information of Company, or of any other party to which Company owes an obligation of confidence, and which has not become a part of the public domain through no fault of Employee.

      8.4 All notes, reports, studies, data, computer printouts, financial information, business plans, analysis, or other documents created by or given to Employee during employment concerning or related to Company's Business in all media forms, and whether or not containing or relating to Confidential Information, are the property of the Company and will be promptly delivered to Company upon the termination of Employee's employment.

      8.5 Employee agrees that, at all times Employee's employment with Company and for a period of two (2) years thereafter, Employee shall not directly or indirectly attempt to hire any employee of the Company or to induce any employee of Company to terminate his or her employment with Company.

      8.6 For a period of two (2) years after termination of this Agreement, Employee shall not, directly or indirectly, engage in, or have any interest (whether equity, profit participation, revenue sharing or commission based) in, any person, partnership corporation or any other entity (whether as an employee, officer, director, agent, security holder, creditor, consultant or


                                       8.
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independent contractor) which competes with the Company in any territory in which the Company's products or services are available to existing and potential customers.

      8.7 Employee recognizes and affirms that in the event of breach by Employee of any of the provisions of this Article 8, money damages would be inadequate and Company would have no adequate remedy at law. Accordingly, Employee agrees that Company shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Employee obligations under this Article 8 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of the Article 8.

      8.8 If any of the provisions of Article 8 of this Agreement are adjudicated to be excessively broad as to: (1) geographic area, (2) the nature of the business activity involved, (3) duration in time, or (4) any other attribute, the parties authorize the court construing the same to modify the excessively broad provisions to such limited extent as is reasonable, given the original express of intent of the parties, and to enforce the restriction as modified or to eliminate the restriction if it cannot be reasonably modified. Any provisions of this Agreement not so modified or eliminated shall remain in full force and effect.

      8.9 Employee agrees that, except as otherwise required by law and excluding any proceedings under Article 18 hereof in which the Company and the Employee are adverse to one another, Employee will not at any time without the prior consent of Company discuss or otherwise divulge to any person or entity other than Employee's legal counsel any opinion, information, evidence or testimony which Employee is to offer in any litigation, arbitration, or


                                       9.
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other adversarial proceeding in which the Company, its interests or the interests of its shareholders are directly or indirectly involved. If Employee is contacted by or approached by any person or entity to discuss or disclose any such matters, Employee will immediately report the occurrence to Company. If Employee is served with legal process of any kind which requires Employee to disclose any such matters, Employee will immediately report such service to Company, provide Company with copies of the process, and decline to respond to the process until: (1) the last date permitted for response to the process, or
(2) Company's counsel shall have determined how to proceed in the Company's best interest, whichever event shall first occur. The covenants given by Employee under this Article 8 will survive the termination of Employee's employment.

9.    SOURCE OF PAYMENTS.

            Subject to the provisions of Article 11, all payments provided in this Agreement shall be timely paid in cash or by check from the general funds of the Company or any successor Company.

10.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

            This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between Company or any predecessor of the Company and Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean (1) that Employee is subject to receiving fewer benefits than those available to Employee without reference to this Agreement, or (2) that the benefits


                                      10.
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available to Employee will be paid or provided on terms and conditions other than those stated in the individual benefit plans and policies.

11.   NO ATTACHMENT.

      11.1 Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      11.2 This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective successors and assigns.

12.   MODIFICATION AND WAIVER.

      12.1 This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto.

      12.2 No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

13.   SEVERABILITY.


                                      11.
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            If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

14.   HEADINGS FOR REFERENCE ONLY.

            The headings of articles and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15.   GOVERNING LAW.

            This Agreement is entered into in the State of Illinois, and it shall be governed by and be construed under the laws of the State of Illinois, without regard to the choice of law principles of that state.

      16. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid, and shall be deemed


                                      12.
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given when so delivered personally, telegraphed or telexed or sent by facsimile, or if mailed, two days after the date of mailing, as follows:

            If to Company to:  PaperExchange.com, LLP
                               4 East Fabish Drive
                               Buffalo Grove, Illinois 60089-7031
                               Attn: ____________________________

            If to Employee to: Hilton Plein
                               4 East Fabish Drive
                               Buffalo Grove, Illinois 60089-7031

      The Company and Employee will provide written notice to each other in the event of any change in the above addresses.

17. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, and their respective successors, assigns, heirs and representatives. Notwithstanding the foregoing, however, Employee may not assign any of Employee's rights, or delegate any of Employee's duties, hereunder without the prior written consent of Company. Company may assign this Agreement upon notice to Employee without securing Employee's prior written consent in connection with any sale of substantially all of Company's assets or if Company merges into or consolidates with another business entity.


                                      13.
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18.   Arbitration of Disputes.

      a. Arbitration. All Arbitration Claims (defined below) between the parties shall be resolved by submission to final and binding arbitration under the rules of the American Arbitration Association ("AAA"). The parties may agree on a retired judge from the AAA panel. If they are unable to agree, AAA will provide a list of three available judges and each party shall strike one. The remaining judge shall serve as the arbitrator for purposes of resolving such dispute. The parties agree that arbitration must be initiated within 60 days after a party delivers a notice of intention to arbitrate pursuant to Article (b) below.

      b. Initiation of Arbitration; Submission Agreement. Any party to this Agreement may initiate arbitration of a dispute subject to this Paragraph, by sending written notice of an intention to arbitrate by registered or certified mail to all other parties and to AAA. The notice shall contain a description of the Arbitration Claim(s) asserted by the party, the amount involved and the remedy sought. In the event a demand for arbitration is made by any party to this Agreement, the parties agree to execute a Submission Agreement provided by AAA, in a form customarily used by AAA, setting forth (i) the rights of the parties if the matter is arbitrated and (ii) the rules and procedures to be followed at the arbitration hearing. Notwithstanding anything to the contrary contained in this Agreement, each party shall bear its own legal, consulting and expert witness fees in connection with any arbitration proceeding under this
Article 18.

      c. One-Year To Initiate Arbitration Claim. The parties agree that arbitration must be initiated within one year after the occurrence of the events on which any Arbitration Claim is


                                      14.
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based, and a party's failure to initiate arbitration within such one-year period constitutes an absolute bar to the institution of any new proceedings.

      d. "Arbitration Claim" Defined. For purposes of this Agreement, "Arbitration Claims" shall mean any contract, tort, statutory or other claim, demand, cause of action or dispute asserted by any party to this Agreement against any other party to this Agreement, arising out of or related to (i) this Agreement or any modification, amendment or supplement thereof, or (ii) the employment relationship between the parties.

      e. Intent of the Parties- Adequate Consideration. By this provision, it is the intent of the parties to establish procedures to accomplish the informal and inexpensive resolution of any Arbitration Claim between the parties without resort to litigation. The parties agree that their mutual, binding promises to arbitrate any Arbitration Claim between them represent valuable and adequate consideration for the enforceability of this provision.

            NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED OR PROVIDED FOR IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE


                                      15.
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TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED
TO ARBITRATE UNDER ILLINOIS LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


            /s/ [ILLEGIBLE]
            ----------------------        ----------------------
            Company's Initials            Employee's Initials

      f. Attorneys Fees. The prevailing party in any such arbitration shall be entitled to recover all costs incurred and reasonable attorneys fees from the other party in addition to any other relief granted or awarded.


                                      16.
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TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED
TO ARBITRATE UNDER ILLINOIS LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                                          /s/ H.P.
            ----------------------        ----------------------
            Company's Initials            Employee's Initials

      f. Attorneys Fees. The prevailing party in any such arbitration shall be entitled to recover all costs incurred and reasonable attorneys fees from the other party in addition to any other relief granted or awarded.


                                      16.
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            Company and Employee have executed this Agreement to be effective on and as of the Effective Date given hereinabove.

            "EMPLOYEE"

            By:
                --------------------------
                 Hilton Plein

            "COMPANY"

            PAPEREXCHANGE.COM, LLC

            By: /s/ [ILLEGIBLE]
                --------------------------


                                      17.
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TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED
TO ARBITRATE UNDER ILLINOIS LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                                          /s/ H.P.
            ----------------------        ----------------------
            Company's Initials            Employee's Initials

      f. Attorneys Fees. The prevailing party in any such arbitration shall be entitled to recover all costs incurred and reasonable attorneys fees from the other party in addition to any other relief granted or awarded.


                                      16.